EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 10, 2000, accompanying the consolidated financial statements and schedule of Winstar Communications, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K/A for the year ended December 31, 1999, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP



New York, New York
October 5, 2000